ACQUISITION AGREEMENT

      AGREEMENT dated as of July 6, 2005 (the "Agreement") by and among JANEL WORLD TRADE, LTD. ("Janel"), a Nevada corporation with its principal place of business at 150-14 132nd Avenue, Jamaica, NY 11434, FREIGHT WINGS, INC. ("Freight Wings"), a New York corporation, with its principal place of business at 550 West Merrick Road, Valley Stream, NY 11080, and Harjinder P. Singh, residing at 97 Old House Lane, Sands Point, NY 11050, who is the owner of all of the issued and outstanding shares of Freight Wings equity securities (the "Freight Wings Shareholder").

                              W I T N E S S E T H :

      WHEREAS, both Janel and Freight Wings are in the freight logistics business; and

      WHEREAS, the capitalization of Janel consists of 225,000,000 authorized shares of Janel common stock, $.001 par value per share (the "Janel Common Stock"), of which not more than 16,843,000 shares are issued and outstanding; and

      WHEREAS, Freight Wings is authorized to issue 400 shares of common stock, no par value per share (the "Freight Wings Common Stock"), of which 260 shares are issued and outstanding (the "Freight Wings Shares") and are held by the Freight Wings Shareholder;

      WHEREAS, the parties desire that Freight Wings will be acquired as a wholly-owned subsidiary of Janel in a stock-for-stock exchange of Freight Wings Shares for shares of Janel Common Stock (the "Acquisition"); and

      WHEREAS, Janel, Freight Wings and the Freight Wings Shareholder believe the Acquisition to be in the best interests of the parties and the respective shareholders of Janel and Freight Wings;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   ACQUISITION

      Section 1 (a) The Acquisition. The purchase price for the Freight Wings Shares consists of unregistered shares of Janel Common Stock (the "Janel Shares") for delivery at the Closing to the Freight Wings Shareholder in exchange for all 260 Freight Wings Shares, on the basis of the formula set forth below in Section 1(c)(i). Subject to the terms and conditions of this Agreement, Freight Wings will then become a wholly-owned subsidiary of Janel.

      (b) Closing. The closing of the Acquisition contemplated by this Agreement (the "Closing") shall take place at the offices of counsel for Janel, Scheichet & Davis, P.C. in New York, NY, commencing at 10:00 a.m. on the business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Acquisition contemplated hereby.

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      (c)  Consideration.  The consideration  being paid by Janel to the Freight
Wings Shareholder shall be comprised of the Janel Shares.

            (i) The number of Janel Shares to be issued and delivered for distribution at the Closing to the Freight Wings Shareholder shall be computed based upon the total Net Sales of Freight Wings for its 2004 fiscal year as derived from its audited financial statements prepared in compliance with the provisions of Section 6.2(g) (the "Net Sales," as defined in Section 6.2(g)). The number of Janel Shares shall be computed as follows:

            The total Net Sales for Freight Wings 2004 fiscal year are reduced by $50,000 and then multiplied by 0.6. The result is then multiplied by 4. The number resulting from that computation (the "Closing Net Sales") is then divided by the average of the high bid and low asked prices for the Janel Common Stock on the OTC Bulletin Board on the day of Closing (the "Closing Share Price"), and the product of that computation will be the number of Janel Shares to be issued and delivered to the Fright Wings Shareholder. This computation method is referred to herein as the "Share Formula." (e.g. Applying the Share Formula - if the total Net Sales are $600,000, reduced by $50,000 to $550,000, multiplied by 0.6, and then multiplied by 4, the result is $1,320,000. If the Closing Share Price is $.50 per share, then 2,640,000 Janel Shares would be issued and delivered to the Freight Wings Shareholder.)

            (ii) The Janel Shares issued and delivered to the Freight Wings Shareholder shall be subject to a Lock Up Agreement in the form set forth as Exhibit B to this Agreement, pursuant to which the Freight Wings Shareholder may not sell, hypothecate or otherwise distribute or deliver the Janel Shares for a period of up to four (4) years after the Closing, provided, however, that if the Net Sales accumulated after the Closing as of the end of any quarterly or annual financial period of Janel (the "Post-Closing Net Sales") cumulatively amounts to not less than the Closing Net Sales (the "Lock Up Release Net") at any time during that four-year period, the Lock Up Agreement will thereupon expire and the Freight Wings Shareholder will be permitted to sell, hypothecate or otherwise transfer those shares, so long as such sale, hypothecation or other transfer is accomplished as required by applicable rules and regulations of the SEC after the registration of the Janel Shares with the SEC, or as required by the requirements of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act"). In the event the Lock Up Release Net has not been achieved at the expiration of four (4) years after the Closing date, the Janel Shares paid to the Freight Wings Shareholder shall be reduced by the cancellation and contribution back into the capital of Janel of the number of shares of Janel Common Stock equal to the amount of the shortfall multiplied by 0.6 and that number then divided by the Closing Share Price, and the remaining Janel Shares shall then be released from the Lock Up Agreement. In the event the Post-Closing Net Sales during the four (4) year period following the Closing exceeds the Lock Up Release Net, Janel will issue additional unregistered Janel Shares to the Freight Wings Shareholder (the "Bonus Shares") no later than ninety (90) days after the close of the fiscal year quarter which included the fourth anniversary of the Closing in an amount equal to the difference between the Post-Closing Net Sales and the Lock Up Release Net multiplied by 0.6, and divided by the Closing Share Price.

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            (iii) If the most recent audited or interim  Freight Wings Financial
Statements meeting, the requirements of to Section 6.2(g), provided to Janel as of the Closing date reflect a shareholders equity deficit, then fifty percent (50%) of that deficit will be applied to further reduce the amount of the Post-Closing Net Sales in the computations provided for in Section 1(c)(ii).

            (iv) If the Closing Net Sales total less than $600,000, Janel shall have the right to terminate this Agreement and the Acquisition. If this Agreement is not so terminated by Janel, Freight Wings and the Freight Wings Shareholder shall have the option to utilize either the actual number of Closing Net Sales for the computation of and compliance with the Share Formula, or they may utilize the number of $600,000 as the Closing Net Sales for the computation of the Share Formula for compliance with the provisions of the this Agreement and the Lock Up Agreement.

      (d) Actions at the Closing. The following actions will be taken at the Closing in the sequence set forth below:

            (i) The parties will complete and sign the Subscription Agreement, Exhibit A;

            (ii) Harjinder P Singh will sign the Lock-Up Agreement, Exhibit B;

            (iii) Janel will issue and deliver the Janel Shares to the Freight Wings Shareholder solely in exchange for the 260 Freight Wings Shares as provided for in this Agreement;

            (iv) The Freight Wings Shareholder will deliver all 260 Freight Wings Shares to Janel in exchange for Janel delivering to the Freight Wings Shareholder the Janel Shares;

            (v) Janel and Harjinder P Singh will sign the Employment Agreement, Exhibit E;

            (vi) Harjinder P Singh, shall be elected a director of Janel; and

            (vii) Freight Wings will be a wholly-owned subsidiary of Janel.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF JANEL

      Janel represents and warrants to Freight Wings as follows:

      Section 2.1 Organization and Qualification. Janel is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as such business is now being conducted. It is each duly licensed or qualified to do business in all jurisdictions in which the nature of its business or the character or location of the properties and assets owned or leased by Janel makes such licensing or qualifications necessary.

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      Section 2.2 Capitalization of Janel. The authorized capital stock of Janel prior to closing will consist of 225,000,000 shares of Janel Common Stock, of which 16,843,000 shares will be issued and outstanding. As provided in Janel's Articles of Incorporation, the Janel Common Stock carries with it the right to one vote per share. All outstanding shares of Janel Common Stock are validly issued, fully paid for and non-assessable, with no personal liability attaching to the ownership thereof, free of pre-emptive rights and free and clear of all liens, claims and encumbrances. Except as may be set forth in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement, there are no shares of Janel capital stock issued or outstanding except as referred to above, and there are no calls, subscriptions, warrants, rights, agreements or commitments of any character obligating Janel, contingently or otherwise, to issue shares of its capital stock or to register shares of Janel Common Stock under the 1933 Act, or any other applicable federal or state securities laws.

      Section 2.3 Authority. Janel has the full power and authority to enter into this Agreement and to carry out obligations hereunder. Other than approval by a majority of its shareholders and by its board of directors, no proceedings on the part of Janel are necessary to authorize this Agreement or the Acquisition contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Janel, enforceable in accordance with its terms.

      Section 2.4 No Violations. The execution and delivery of this Agreement by Janel will not violate any provisions of its certificate of incorporation or by-laws, or conflict with any law, rule, statute or regulation to which it is subject or violate or result in a default under any agreement to which it is a party or by which it is bound.

      Section 2.5 Consents and Approvals. Other than as set forth in Schedule 2.6, no permit, consent, approval or authorization of, or declaration, filing or registration with any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by Janel of this Agreement or the consummation of the transactions contemplated hereby.

      Section 2.6 Compliance with Law.

            (a) Janel holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses, and has complied and is in compliance with all applicable statutes, laws, ordinances, rules and regulations of all federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations.

            (b) In connection with the sale of its securities, and in connection with the approval of its shareholders required to the Acquisition, Janel has complied and will comply with all applicable provisions of the 1933 Act, the Securities Exchange Act of 1934 Act, as amended (the "1934 Act"), all applicable rules and regulations of the SEC and the applicable laws, rules and regulations of each state having jurisdiction thereof.

            (c) Janel has filed, or will file prior to Closing, all annual, quarterly and periodic reports and financial statements required to be filed pursuant to and in full compliance with the applicable provisions of the 1933 Act, the 1934 Act and all applicable rules and regulations of the SEC.

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      Section 2.7 Financial Statements. Freight Wings acknowledges access to and review of the audited financial statements of Janel and the unaudited quarterly financial statements of Janel filed with the SEC. The aforesaid financial statements represent (a) the financial position, results of operations, cash flows and changes in financial position of Janel, as of the respective dates and for the respective periods indicated, and (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

      Section 2.8 Existing Condition. Since September 30, 2004, and except as disclosed in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement, Janel has not:

            (a) incurred any liabilities out of the ordinary course of business;

            (b) sold, encumbered, assigned or transferred any assets;

            (c) made or suffered any amendment or termination of any material agreement, contract, commitment, lease under which Janel is a lessee, or canceled, modified or waived any significant debts or claims held by it or waived any rights of significant value, whether or not in the ordinary course of business;

            (d) suffered any damage, destruction or loss, whether or not covered by insurance;

            (e)  suffered  any  material   adverse   change  in  its   business,
operations, assets, properties, prospects or condition (financial or otherwise);

            (f) made commitments or agreements for capital expenditures;

            (g) changed any of the accounting principles followed by them or the methods of applying such principles; or

            (h) entered into any transaction other than in the ordinary course of business consistent with past practice, or a transaction that would serve to reduce outstanding liabilities.

      Section 2.9 Title to Properties; Leasehold Interests. Except as set forth in Schedule 2.9, Janel has good and valid tide to all properties and assets, real and personal, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for liens for taxes not yet due and payable.

      Section 2.10 Condition of Tangible Assets. All material items of tangible personal property are in good condition and repair, subject to normal wear and tear, and are usable in the regular and ordinary course of business of Janel.
Section 2.11 Books of Account. The books, records and accounts of Janel maintained with respect to its business accurately and fairly reflect, in reasonable detail, all transactions and all assets and liabilities. Janel has not engaged in any transaction, maintained any bank account or used any funds except for transactions, bank accounts and funds which have been and are reflected in their normally maintained books and records.

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      Section  2.12  Litigation.  No  litigation,   including  any  arbitration,
investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best of its knowledge, is threatened against Janel, other than as disclosed in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement. Janel is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect its respective business or assets.

      Section 2.13 Contracts and Commitments. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings referenced in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement is valid and enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Janel is not in default of the performance, observance or fulfillment of any material obligations, covenants or conditions contained therein; and no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, except as may be disclosed in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, contains any contractual requirement with respect to which there is a likelihood that Janel would be unable to comply.

      Section 2.14 No Broker or Finder. Janel has not dealt with or retained any finder or broker whose fees or expenses have been paid by Janel or for whose fees or expenses it would be responsible in connection with this Agreement or the transactions contemplated hereby.

      Section 2.15 Completeness of Disclosure. No representation or warranty in this Agreement or in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement, or in any other certificate, exhibit, statement, document or instrument furnished or to be furnished to Freight Wings by Janel pursuant to this Agreement, or in connection with the negotiation, execution or performance of this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make any statement made, not misleading.

      Section 2.16 Tax Matters. Janel has filed or will file on a timely basis (including all extensions) all tax returns which were required to have been filed, or are hereafter required to be filed up to the Closing by it (including, without limitation, all federal, state, county, local and foreign tax returns) and such returns are complete and accurate in all material respects, and Janel has paid or provided for all taxes, interest or penalties which have been incurred or are due and payable pursuant to such returns or pursuant to any assessments received by either of them in connection with such returns. No foreign, federal, state, local or other taxing authority has provided Janel with any notice of any questions relating to or claims asserted for taxes against Janel for which it may be liable.

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                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF FREIGHT WINGS

         Freight Wings represents and warrants to Janel as follows:

      Section 3.1 Organization and Qualification of Freight Wings. Freight Wings is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of New York. Freight Wings has the corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as such business is now being conducted and is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of its business or the character or location of the properties and assets owned or leased by it makes such licensing or qualifications necessary and where the failure to qualify would not have a material adverse effect on operations, properties, assets, liabilities, earnings or business.

      Section 3.2 Capitalization and Ownership of Freight Wings. The authorized capital stock of Freight Wings prior to closing will consist of 400 shares of common stock, no par value per share, of which 260 shares will be issued and outstanding. All issued and outstanding shares of Freight Wings Common Stock are validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, free of preemptive rights and are owned free and clear of all liens, claims and encumbrances. No securities will be issued or outstanding except for the aforementioned 260 shares of Freight Wings Common Stock and, at Closing, there will be no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obliging Freight Wings on a contingent basis or otherwise, to issue shares of its common stock.

      Section 3.3 Authority. Freight Wings has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by its shareholders and by its board of directors, no proceedings on the part of Freight Wings are necessary to authorize this Agreement or the Acquisition contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Freight Wings enforceable in accordance with its terms.

      Section 3.4 No Violations. The execution and delivery of this Agreement by Freight Wings will not violate any provisions of its certificate of incorporation or by-laws, or conflict with any law, rule, statute or regulation to which it is subject or violate or result in a default under any agreement to which it is a party or by which it is bound.

      Section 3.5 Investments. Freight Wings does not own capital stock or other equity investments in any corporation, limited liability company or partnership.

      Section 3.6 Consents and Approvals. Other than as set forth in Schedule 3.6, no permit, consent, approval or authorization of, or declaration, filing or registration with any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by Freight Wings of this Agreement or the consummation by each of them of the transactions contemplated hereby.

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      Section  3.7  Compliance  with Law.  Freight  Wings  holds  all  licenses, franchises, permits and authorizations necessary for the lawful conduct of its businesses, and has complied and is in compliance with all applicable statutes, laws, ordinances, rules and regulations of all federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations.

      Section 3.8 Financial Statements. Freight Wings will promptly provide to Janel copies of the audited financial statements of Freight Wings for the fiscal years ended December 30, 2004 and 2003, including balance sheet, statement of operations, statement of cash flows, statement of changes in shareholders' equity and the footnotes thereto. The aforesaid financial statements represent
(a) the financial position, results of operations and changes in financial position of Freight Wings in accordance with GAAP as of the respective dates and for the respective periods indicated, and (b) have been prepared in accordance with GAAP, consistently applied.

      Section 3.9 Existing Condition. Since the date of its most recent audited financial statements, and except as disclosed in Schedule 3.9, Freight Wings has not:

            (a) incurred any liabilities outside of the ordinary course of business;

            (b) sold, encumbered, assigned or transferred any of its assets;

            (c) made or suffered any amendment or termination of any material agreement, contract, commitment, lease under which Freight Wings is party, or canceled, modified or waived any significant debts or claims held by it, or waived any rights of significant value, whether or not in the ordinary course of business;

            (d) suffered any damage, destruction or loss, whether or not covered by insurance;

            (e)  suffered  any  material   adverse   change  in  its   business,
operations, assets, properties, prospects or condition (financial or otherwise);

            (f) made commitments or agreements for capital expenditures;

            (g) hired any employees or increased the salaries or other compensation of, or made any advance or loan to, any of its employees or consultants, or made any increase in or any addition to other benefits to which any of their employees or consultants may be entitled;

            (h) changed any of the accounting principles followed by Freight Wings or the methods of applying such principles; or

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            (i) entered into any  transaction  other than in the ordinary course of business consistent with past practice or a transaction that would serve to reduce outstanding liabilities.

      Section 3.10 Title to Properties; Leasehold Interests. Freight Wings has good and valid title to all properties and assets, real and personal, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for liens for taxes not yet due and payable.

      Section 3.11 Condition of Tangible Assets. All material items of tangible personal property are in good condition and repair, subject to normal wear and tear, and are usable in the regular and ordinary course of business of Freight Wings

      Section 3.12 Books of Account. The books, records and accounts of Freight Wings maintained with respect to its business accurately and fairly reflect, in reasonable detail, all their transactions and all their assets and liabilities. Freight Wings has not engaged in any transaction, maintained any bank account or used any of their funds except for transactions, bank accounts and funds which have been and are reflected in their normally maintained books and records.

      Section 3.13 Litigation. No litigation, including but not limited to any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best of its knowledge, is threatened against Freight Wings and its shareholders, other than as disclosed in the Schedule 3.13. Neither Freight Wings nor its shareholders is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the business or assets of Freight Wings.

      Section 3.14 Contracts and Commitments. Except as disclosed in Schedule 3.14, Freight Wings is not a party to any written or oral:

            (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, other than contracts terminable at will without future liability;

            (b) agreement, contract or commitment for the future purchase of, or payment for, equipment, supplies or products, or for the performance of services by a third party, except for any agreement, contract or commitment arising in the ordinary course of business;

            (c) agreement, contract or commitment to finance any acquisition of or purchase any asset or to perform any service;

            (d) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or is a party to any contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person; or

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            (e)  warrant or option  agreement  where the holder has the right to purchase equity shares of Freight Wings.

            (f) Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings referenced in the books and records of Freight Wings is valid and enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Freight Wings and its shareholders are not in default of the performance, observance or fulfillment of any material obligations, covenants or conditions contained therein; and no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, except as may be disclosed in Schedule 3.14, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, contains any contractual requirement with respect to which there is a likelihood that Freight Wings would be unable to comply.

      Section 3.15 No Broker or Finder. Freight Wings has not dealt with or retained any finder or broker whose fees or expenses have been paid by Freight Wings or for whose fees or expenses it would be responsible in connection with this Agreement or the transactions contemplated hereby.

      Section 3.16 Employee Benefit Plans and Arrangements. Except as disclosed in Schedule 3.16, Freight Wings has not sponsored, maintained or supported, or otherwise been a party to, is in default under, or had any liability or accrued obligations under, any plan, program, fund or arrangement, either qualified or non-qualified for federal income tax purposes, relating to the employees of Freight Wings or any of its subsidiaries, whether for the benefit of a single individual or for more than one individual, and whether or not funded, including, without limitation, any incentive or other benefit arrangement for employees, their dependents and/or their beneficiaries and any "employee pension benefit plan" or "employee welfare benefit plan", as such terms are defined in
Section 3 of the Employee Retirement income Security Act of 1974, as amended ("ERISA"). No employee benefit plan ("ERISA Plan") (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code, which could subject Freight Wings or Janel to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Internal Revenue Code (the "Code") and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. Freight Wings has not, at any time, maintained or contributed or been required to maintain or contribute to any "Multi-Employer Plan" as such term is defined in Section 3(37) of ERISA.

      Section 3.17 Completeness of Disclosure. No representation or warranty in this Agreement or in any other certificate, exhibit, statement, schedule, document or instrument furnished or to be furnished to Janel by Freight Wings or its shareholders pursuant to this Agreement, or in connection with the negotiation, execution or performance of this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make any statement made, not misleading.

      Section 3.18 Tax Matters. Freight Wings has filed or will file on a timely basis (including all extensions) all tax returns which were required to have been filed, or are hereafter required to be filed up to the Closing by it (including, without limitation, all federal, state, county, local and foreign tax returns) and such returns are complete and accurate in all material respects, and Freight Wings have paid or provided for all taxes, interest or penalties which have been incurred or are due and payable pursuant to such returns or pursuant to any assessments received by either of them in connection with such returns. No foreign, federal, state, local or other taxing authority has provided Freight Wings with any notice of any questions relating to or claims asserted for taxes against Freight Wings for which either may be liable. All taxes which Freight Wings are required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

      Section 3.19 Intellectual Property.

            (a) Freight Wings has and will have the right to use the names "Freight Wings," (copy to come) and such trade names, service marks, patents, copyrights, trade marks, and other like intellectual or proprietary property as are set forth in Schedule 3.19, and the goodwill pertaining to each and to the business of Freight Wings, and all of said rights are, and will be, free and clear of all royalty obligations, security interests, liens, judgments, orders expenses, attorney's fees for services, and governmental, quasi-governmental, regulatory or administrative fees. There are no pending claims or demands of infringements asserted by any person or entity. Neither Freight Wings nor the Freight Wings Shareholder have knowledge of any conflicting use of any of such property or rights. Freight Wings and the Freight Wings Shareholder use of said intellectual property or proprietary property or technology is not in violation of any law or regulation or breach of any agreement or instrument.

            (b) Freight Wings has no trade names, service marks, patents, copyrights, trademarks or other intellectual or proprietary property other than as set forth on Schedule 3.19.

      Section 3.20 Completeness of Disclosure. No representation or warranty in this Agreement nor any certificate, exhibit, statements, document or instrument furnished or to be furnished to Janel by Freight Wings or its shareholders in connection with the negotiation, execution or performance of this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated or necessary to make any statement made, not misleading.




                      (This space intentionally left blank)

                                   ARTICLE IV

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      Section 4 Survival of Representations and Warranties. The representations and warranties made by the parties to this Agreement, or in any certificate, exhibit, document or instrument furnished hereunder, shall survive for one year from the Closing of the transactions contemplated hereby, except for matters not disclosed or discoverable at the time of Closing, in which case, and as regards to such matters, the representations and warranties shall survive for one year from the time such matters are disclosed or are discoverable.

                                    ARTICLE V

                           AGREEMENTS PENDING CLOSING

      Section 5.1 Agreement Pending the Closing. Freight Wings and the Freight Wings Shareholder covenant and agree that, pending the Closing and except as otherwise agreed to in writing, they will:

            (a) Business in the Ordinary Course. Conduct business solely in the ordinary course.

            (b) Maintenance of Physical Assets. Continue to maintain and service the assets used in the conduct of the business in the same manner as has been its consistent past practice.

            (c) Employees and Business Relations. Continue to maintain its business relations, and relations with its employees, in the same manner as has been its consistent past practice.

            (d) Compliance with Law, etc. Comply with all laws, ordinances, rules, regulations and orders applicable to its operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business or assets.

            (e) Cooperation. Cooperate with the other parties to this Agreement and use its or their best efforts to cause all of the conditions to the obligations on its part to be performed under this Agreement to be satisfied before or immediately after the Closing.

            (f) Sales of Assets; Negotiations. Without the prior written consent of Janel, neither Freight Wings nor its shareholders will initiate or participate in any discussions or negotiations with any other person, or enter into any agreement with respect to any acquisition, merger, sale or encumbrance or other disposition of all or any part of Freight Wings' assets, other that as specifically provided for in this Agreement.

            (g) Press Releases. No party to this Agreement shall give notice to third parties or otherwise make any public statement or release concerning this Agreement or the transactions contemplated hereby, except for such written information as shall have been approved in writing by both parties as to form and content.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                        CLOSING AND ADDITIONAL COVENANTS

      Section 6.1 Conditions Precedent to the Obligations of Freight Wings. All obligations of Freight Wings under this Agreement are subject to the fulfillment or satisfaction by Janel, prior to or at the Closing, of each of the following conditions precedent:

            (a) Representations and Warranties True as of the Closing. The representations, warranties and undertakings of Janel contained in this Agreement, and in the materials which Janel has publicly filed with the SEC prior to the date of this Agreement shall be true on the date of this Agreement without regard to any updates furnished by Janel, shall be true after the date of this Agreement and shall be true on the Closing with the same effect as though such representations and warranties were made as of such date.

            (b) Compliance with this Agreement. Janel shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including, but no limited to:

                  (i) Janel shall have authorized and effected each of the actions which it is required to take pursuant to the provisions of Section 1(c) of this Agreement; and

                  (ii) Janel shall have acquired the approval of the Acquisition and related transactions from the majority of the holders of Janel Common Stock in compliance with the applicable requirements of state law and the 1934 Act.

            (c) No Threatened or Pending Litigation. On the Closing, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending against Janel before any court or government or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened including, but not limited to, a claim for appraisal rights pursuant to the laws regulating corporations in Nevada or New York .

            (d) Consents and Approvals. All of the consents required to carry out the transactions contemplated hereunder have been obtained by the Closing, or will be obtained by the Closing including, but not limited to, resolutions of the board of directors and stockholders of Janel approving the entry into this Agreement and the carrying out of transactions contemplated herein.

            (e) Material Adverse Changes. There will have been no material adverse change in the business, operations, assets or properties of Janel.

            (f) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to implement this Agreement and all other related legal matters shall have been approved by counsel for Janel in the exercise of its reasonable judgment.

            (g) Certificates. Janel shall have delivered to Freight Wings such other documents, instruments, certifications and further assurances as its counsel may reasonably require.

            (h) Election of Director. Harjinder P. Singh will have been elected to be a director of ---------------------- Janel.

            (i)  Opinion of Counsel.  At the  Closing,  Janel  shall  deliver to
Freight Wings a legal opinion of Scheichet & Davis, P.C., counsel to Janel, which shall be reasonably acceptable to counsel for Freight Wings.

      Section 6.2 Conditions Precedent to the Obligations of Janel. All obligations of Janel under this Agreement are subject to the fulfillment or satisfaction by Freight Wings and the Freight Wings Shareholder, prior to or at the Closing, of each of the following conditions precedent:

            (a)   Representations   and   Warranties   True  at   Closing.   The
representations and warranties of Freight Wings and the Freight Wings Shareholder contained in this Agreement or in any list, certificate or document delivered by Freight Wings and the Freight Wings Shareholder to Freight Wings pursuant to the provisions of this Agreement shall be true on the Closing with the same effect as though such representations and warranties were made as of such date.

            (b) Compliance with this Agreement. Freight Wings and the Freight Wings Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, including, but no limited to the following:

                  (i) Freight Wings and the Freight Wings Shareholder shall have authorized each of the actions which they are required to take pursuant to the provisions of this Agreement.

                  (ii) Freight Wings shall have acquired the approval of the Acquisition and related transactions from the Freight Wings Shareholder in compliance with the applicable requirements of state law.

            (c) No Threatened or Pending Litigation. On the Closing date, no suit, action or other proceeding, or injunction of final judgment relating thereto, shall be threatened or be pending against Freight Wings or the Freight Wings Shareholder before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

            (d) Material Adverse Changes. There shall have been no material adverse changes in the business, operations, assets or properties of Freight Wings since the date of its audited financial statements for the 2004 fiscal year.

            (e) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to implement this Agreement and all other related legal matters shall have been approved by counsel for Janel in the exercise of its reasonable judgment.

            (f) Certificates. Freight Wings and the Freight Wings Shareholder shall have delivered to Janel such other documents, instruments, certifications and further assurances as its counsel may reasonably require.

            (g) Financial Statements. Janel shall have received the audited financial statements of Freight Wings, prepared on the basis of Freight Wings having operated as a "C" corporation during each such period, consistently applying GAAP for each of the periods required by SEC Regulation S-X, Rule 3-05, together with an unqualified opinion of the auditor, which Janel expects to encompass the Freight Wings fiscal years ended in 2004 and 2003, together with unaudited quarterly financial statements for all interim periods since the close of the most recent fiscal year of Freight Wings and the Affiliates, all of which will have been prepared in accordance with GAAP applied on a consistent basis for all periods (collectively the "Freight Wings Financial Statements") no later than three weeks prior to closing. Janel shall also receive at the same time a computation of total "Net Sales" of Freight Wings for the 2004 fiscal year prepared by its auditor and abstracted from the Freight Wings Financial Statements (as used in this Agreement, "Net Sales" shall mean the revenues generated from the customer file or transaction after the deduction of all out of pocket expenses, such as direct commissions paid on those sales, actual freight charges paid, duties paid, trucking costs paid, bond costs paid and any other incidental expenses paid in connection with or relating to each such file or transaction. No allowance or deduction shall be made for administrative expenses, overhead expenses, salaries payable or any expenses other than those expenses representing actual outlays for the fulfillment of the file or transaction). Janel's auditors will have a period of 14 days to review the computation of Net Sales before Janel agrees to the computation.

            (h) Personal Guarantees. Janel shall have received fully executed copies of the personal guarantee of the Freight Wings Shareholder in the form set forth as Exhibit C to this Agreement.

            (i) Accountants Letter. At the Closing, Freight Wings shall provide to Janel, in form acceptable to Paritz & Company, P.A., certified public accountants to Janel, a "cold comfort" letter from its certified public accountant in the form annexed as Exhibit D.

            (j) Opinion of Counsel. At the Closing, Freight Wings shall deliver to Janel the legal opinion of counsel to Freight Wings, which shall be reasonably acceptable to counsel for Janel.

      Section  6.3   Indemnification.   Freight  Wings  and  the  Freight  Wings
Shareholder, jointly and severally, indemnify Janel against, and hold Janel harmless from, any and all liabilities, obligations, losses, damages, penalties, judgments, costs, expenses, claims, diminution in value, or disbursements of any kind or nature whatsoever, including but not limited to, interest, penalties, fines, judgments, settlements, any acts or omissions of Freight Wings and the Freight Wings Shareholder from and after the date hereof, costs of preparation and investigation, costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses (collectively, "Losses") that Janel may suffer, sustain, incur or become subject to as a consequence of a breach of any representation, warranty, covenant or agreement by Freight Wings or the Freight Wings Shareholder, or any acts or omissions of Freight Wings and the Freight Wings Shareholder from and after the date hereof up to the sum of one million dollars ($1,000,000.00).

      Section 6.4 Offer of Employment. Janel agrees to offer employment to two of Freight Wings' Entry Clerks, Anne Foo and Shenaz Sulemanjee (the "Employees"), at the same salary as they are currently earning at Freight Wings. Further, should the Employees accept such employment with, Janel shall provide the same benefits to them as are provided to other Janel employees in comparable positions, including but not limited to health insurance.

                                   ARTICLE VII

                               FURTHER ASSURANCES
                            AND CONDITIONS SUBSEQUENT

Section 7.1 Acts to be Performed by Janel. Following the Closing Janel shall:

            (a) take all actions necessary to qualify Freight Wings to transact business in all other jurisdictions in which the nature of business conducted by Freight Wings or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to so qualify would not have a material adverse effect; and

            (b) make the appropriate filings with the State of Nevada, and with the SEC in compliance with the requirements of the 1934 Act, including but not limited to the filing and distribution of information complying with the requirements of SEC Form 8-K, to effectuate each of the actions required by this Agreement.

      Section 7.2 Further Assurances. After the Closing, Janel and Freight Wings agree to execute, acknowledge and deliver instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the other may reasonably require in order to effectuate the Acquisition contemplated hereby. In addition, each of the parties will cooperate by executing and delivering to the other such additional instruments and documents and take such other actions as may be reasonably requested from time to time by any other party necessary to carry out, evidence and confirm the intended purposes of this Agreement.

      Section 7.3 Restrictive Covenants. The restrictive covenants contained herein are in consideration of the obligations of Janel and the consideration to be received by the Freight Wings Shareholder under this Agreement.

            (a) No Competition. Following the Closing, for so long as the Freight Wings Shareholder is employed by or under contract to Janel or Freight Wings, and for a period of (3) years after the termination of the employment or contract, the Freight Wings Shareholder shall not, directly or indirectly cause, assist or advise any person or entity, including, but not limited to, former Freight Wings officers, directors, employees, attorneys, consultants, independent contractors and family to, directly or indirectly, in any manner whether as an employee, employer, consultant, independent contractor, agent, principal, partner, manager, investor, lender, officer, or director, or in any other capacity, engage in or become interested in any business that is competitive with the business of Freight Wings or Janel, with the exception of the holding of securities totaling less than 4.9% of the issued and outstanding securities of a public company as a passive investment.

            (b) No Solicitation. The Freight Wings Shareholder shall not, directly or indirectly, cause any person or entity, including, but not limited to, former Freight Wings officers, directors, employees, consultants, attorneys, independent contractors and family to, directly or indirectly, (i) solicit for services or employ any person or entity that (1) was previously engaged by Freight Wings or will be engaged by Janel as of the Closing or (2) is engaged by Freight Wings or Janel from or after the date of this Agreement; (ii) call on or solicit any person or entity that was or is or becomes a customer of Freight Wings or Janel, for business or for the purchase of goods or services in competition with the business of Freight Wings or Janel.

            (c) No Disclosure. The Freight Wings Shareholder shall not, directly or indirectly, cause any person or entity, including, but not limited to former Freight Wings officers, directors, employees, consultants, attorneys, independent contractors and family to, directly or indirectly, (i) disclose, reveal, publish or otherwise make known to any person or entity, including but not limited to any governmental or quasi-governmental body (each a "Third Party") any Confidential Information or (ii) use, or permit any Third Party subject to his control or influence, to use any Confidential Information for any reason or purpose whatsoever, except in furtherance of the business of Freight Wings or Janel, or as may be required by applicable law. The term "Confidential Information" shall mean all confidential and proprietary information, including, but not limited to, documentation, materials, data, "know-how," plans, studies, procedures, processes, trade secrets, records, record keeping techniques, expansion plans, contemplated services or products, and customer, employee, consultant, or independent contractor lists and data relating to the business or financing activities of Freight Wings or Janel, and, generally, without limiting the foregoing, any information not available to the public generally and pertaining to the business, finances, or operations of Freight Wings or Janel. For purposes of this Agreement, Confidential Information shall not include information which is in the public domain at the time it is received by the Freight Wings Shareholder or which becomes public through no fault or negligence of the Freight Wings Shareholder.

            (d) Equitable Relief. The Freight Wings Shareholder acknowledges and agrees that (i) a remedy at law will be inadequate for Freight Wings and Janel,
(ii) Freight Wings and Janel will suffer irreparable injury for which money damages are not sufficient, and (iii) Freight Wings and Janel will be entitled to injunctive relief without proof of monetary damages. Accordingly, the Freight Wings Shareholder hereby consents to a Freight Wings or Janel request for injunctive relief, and the imposition of injunctive relief and any other appropriate equitable relief in order to protect their rights hereunder. Such relief shall be in addition to any other relief which may be available at law or in equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.1 Termination.

            (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice at any time before the Closing only as follows:

                  (i) by mutual consent of Janel and Freight Wings;

                  (ii) by Freight Wings at any time, if the representations and warranties of Janel are found to have been materially incorrect when made or at any time prior to the Closing;

                  (iii) by Janel at any time, if the representations and warranties of Freight Wings are found to have been materially incorrect when made or at any time prior to the Closing; or

                  (iv) by either Janel or Freight Wings if the transactions contemplated by this Agreement do not close on or before September 30, 2005, unless extended in writing by mutual agreement of the parties.

            (b) In the event of the termination and abandonment of this Agreement, this Agreement shall become void and shall have no effect, without any liability on the part of any of the parties or their respective directors or officers or stockholders.

      Section 8.2 Brokers' and Finder's Fees. Each party represents and warrants to the other that all negotiations relative to this Agreement have been carried on by directly without the intervention of any person.

      Section 8.3 Income, Sales, Transfer and Documentary Taxes; etc. Freight Wings and the Freight Wings Shareholder shall pay all federal, state and local income taxes, if any, due as a result of the Acquisition and assessable to Freight Wings or the Freight Wings Shareholder.

      Section 8.4 Expenses. Each party shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the Acquisition and other transactions contemplated by this Agreement.

      Section 8.5 Complete Agreement; Parties in Interest; etc. This Agreement sets forth the entire understanding of the parties with respect to the transactions contemplated by this Agreement. It shall not be amended or modified except by written instrument duly executed by Janel and Freight Wings. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

      Section 8.6 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party without the prior written consent of the other parties.

      Section 8.7 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

      Section 8.8 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by air courier, delivery charges prepaid, or by registered or certified mail, postage prepaid, or by facsimile transmission, confirmation received, as follows:


If to Janel, to:                             With a required copy to:
---------------                              -----------------------
James N. Jannello, CEO                       William J. Davis, Esq.
Janel World Trade, Ltd.                      Scheichet & Davis, P.C.
150-14 132nd Avenue                          767 Third Avenue - 24th Floor
Jamaica, NY 11434                            New York, NY 100217
Fax (718)                                    Fax (212) 371-7634

If to Freight Wings Shareholder, to:         With a required copy to:
-----------------------------------          -----------------------
Harjinder P. Singh                           Indie K. Singh, Esq.,
97 Old House Lane                            97 Old House Lane
Sands Point, NY 11050                        Sands Point, NY 11050
Fax (516) 568-2982                           Fax (516) 568-2982

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communications will be deemed to have been given as of the date so delivered, telephoned or mailed.

      Section 8.9 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York.

      Section 8.10 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto.

      Section 8.11 Section Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 8.12 Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

      Section 8.13 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions.

      Section 8.14 Multiple Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

Janel World Trade, Ltd.
                                                    ATTEST:

/s/ James N. Jannello                               /s/ Ruth Werra
---------------------------------                   ----------------------------
James N. Jannello, President                        Ruth Werra, Secretary


Freight Wings, Inc.


/s/ Harjinder P. Singh
---------------------------------
Harjinder P. Singh, President and
Secretary

                                    EXHIBIT A

                             JANEL WORLD TRADE, LTD.
                       COMMON STOCK SUBSCRIPTION AGREEMENT


Janel World Trade, Ltd.
150-14 132nd Street
Jamaica, NY 11434

Gentlemen:

      1. The undersigned hereby subscribes for the number of shares of the $.001 par value common stock of Janel World Trade, Ltd. set forth below (the "Shares").

      2. The undersigned hereby acknowledges, represents, warrants, covenants and agrees as follows:

            (a) He has become a consultant to the Company, and has acquired a familiarity with its business;

            (b) He has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the issuance of the Shares and other matters pertaining to an investment in the Company, and has been given the opportunity to obtain such information necessary to verify the accuracy of the information provided in order for him to evaluate the merits and risks of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense and has not been furnished any;

            (c) He has determined that the Shares are a suitable investment for him in view of his presently anticipated financial needs and that he could bear a loss of his investment at this time and for the foreseeable future;

            (d) He is not relying on the Company, its officers, directors, other employees, agents, investment bankers or attorneys with respect to individual tax and other legal or economic considerations involved in this investment. He has relied on his own knowledge and experience and that of his legal and economic advisors regard to the tax and other legal or economic considerations involved in this investment. He is capable of evaluating for himself the merits and risks of this investment;

            (e) He will not sell or otherwise transfer the Shares for a period of two (2) years, and will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933 (the "Securities Act") and appropriate state securities ("Blue Sky") laws or the availability of appropriate exemptions therefrom, and fully understands and agrees that he must bear the economic risks of his purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the Blue Sky laws of any state and, therefore, cannot be resold, pledged, assigned, hypothecated or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable Blue Sky laws or pursuant to available exemptions from such registration. He also understands that the Company has no obligation to register the Shares on his behalf;

            (f) He is a citizen and a bona fide resident of the United States and is at least twenty-one (21) years of age;

            (g) The Shares he is subscribing for will be acquired solely for the account of the undersigned, for investment purposes only and are not being purchased for any distribution, subdivision or fractionalization thereof; the undersigned has no contract, undertaking agreement or arrangement with any person to sell, transfer or pledge any Shares to such person or anyone else and the undersigned has no present plan to enter into any such contract, undertaking, agreement or arrangement; and

            (h) He has made the foregoing representations, warranties, covenants and agreements knowing that they shall survive his purchase of Shares.

      3.  Investor   Awareness.   The  undersigned   acknowledges  his  complete
understanding of the following facts:

            (a) No federal or state agency has passed upon the investment quality of the Shares or made any finding or determination as to the fairness, merits or risks of any investment in them.

            (b) There are substantial risks of loss of the investment incident to the purchase of Shares.

            (c) The Shares have not been registered under the Securities Act or any Blue Sky laws and must be held indefinitely unless they are subsequently so registered or exemptions from such registration are available. The undersigned has no right to require that the Shares be registered under the Securities Act (except for the Registration Rights Provisions attached to this Agreement) and the Shares cannot be sold without registration or other compliance with the Securities Act and applicable Blue Sky laws. In summary, the undersigned understands that the Shares have not been registered under the securities laws of any jurisdiction, that the Company has no obligation to register them and that all Shares acquired by him may not be transferred unless they are registered or an exemption from such registration is otherwise available.

      4. Modification. Neither this Agreement nor any provision hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

      5. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address, or (c) delivered by fax transmission to a fax number provided by such person (who confirms receipt thereof).

      6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties.

      7. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the covenants, agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person.

      8. Entire Agreement. This instrument contains the entire agreement of the parties and there are no representations, warranties, covenants or other agreements, except as stated or referred to herein.

      9. Assignability. This Agreement is not transferable or assignable by the undersigned except with the written consent of the Company.

      10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      The undersigned has executed this Subscription Agreement on ____________, 2005.

Number of Shares
Subscribed For                              Subscriber Signature
----------------                            ------------------------------------
                                            Name
                                            ------------------------------------
                                            Residence Address
                                            ------------------------------------
                                            City           State        Zip Code

Tax Identification or Social Security Number_______________________________

Subscription Accepted as of
______________, 2005

Janel World Trade, Inc.

By:  _________________________
    Stephen P. Cesarski, President

                         REGISTRATION RIGHTS PROVISIONS

      1. Definitions. The following terms have the following meanings:

            (a) "Act" means the Securities Act of 1933, "Exchange Act" means the Securities Exchange Act of 1934, and the respective rules and regulations promulgated under the Act and the Exchange Act.

            (b) "Commission" means the United States Securities and Exchange Commission.

            (c) "Lock Up Agreement" means the Lock Up Agreement between the Holder and Janel World Trade, Inc. (the "Company") in the form annexed as Exhibit B to the Acquisition Agreement among the Company, Freight Wings, Inc. and the Holder dated July 6, 2005

            (d) "Registrable Securities" means the Shares of the Company owned by Harjinder P. Singh (the "Holder") as set forth in the subscription agreement to which these provisions are attached.

            (e) "Registration," "register" and like words mean compliance with all of the laws, rules and regulations (federal, state and local), and provisions of agreements and corporate documents pertaining to the public offering of securities, including registration of any public offering of securities on any form under the Act.

      2. (a) Piggyback Registration. At any time prior to the Registration of all of the Registrable Securities, the Company shall advise Holder by written notice at least ten (10) days prior to the filing of any registration statement under the Act by the Company (other than a registration statement on Form S-4, Form S-8 or subsequent similar forms), and will upon the provision of written notice from Holder as described below include in any such registration statement (the "Initial Registration") such information as may be required to permit a public offering of the Registrable Securities desired to be registered by Holder. If Holder desires to have Registrable Securities included in such registration statement, the Holder must so advise the Company in writing within ten (10) days after the date of receipt of the Company's notice of registration, setting forth the amount of Registrable Securities for which registration is requested; provided, however, that if the sole underwriter or managing underwriters advise the Company that the inclusion in the offering of securities proposed to be sold by Holder would adversely affect the ability of the Company to complete the offering, then the Company shall have the right to reduce the number of shares for which Holder is seeking Registration on a pro rata basis with all other selling shareholders seeking Registration in any such registration statement. The Company shall use its best efforts to cause such registration statement to be filed and to become effective and, for a period of six (6) consecutive months from the date such registration statement is declared effective by the Commission and to keep current the prospectus included in such registration statement, either through the filing of periodic reports under the Exchange Act, or by filing post-effective amendments to the registration statement, so as to permit the public sale of the Shares. Prior to executing any sales of the Shares, Holder will confirm with the Company that the Prospectus included in the Initial Registration is up-to-date and that such Shares may be lawfully sold.

            (b) Demand Registration Rights. In the event that (a) the Company does not file the Initial Registration including the shares within nine (9) months following the expiration of the Lock Up Agreement (the "Demand Date"), or
(b) the Shares are excluded from the Initial Registration, the Company will at its own expense file a registration statement at the next earliest practicable date not later than 90 days following the Demand Date, or the completion of the offering registered in the Initial Registration, as the case may be, and include the Shares (the "Demand Registration"). Such registration statement may be a post-effective amendment, registration under Form S-3 (if that form is available to the Company) or any other registration process available to it under the then existing Commission guidelines. In the event the Demand Registration is not filed by the 90th day following the completion of the offering included in the initial registration, the Company agrees that it will then be in default under the terms of this Agreement. The holder of the Shares shall have all rights and remedies available to him to seek damages as well as to seek specific performance.

      3. Information to be Furnished by Holder. Holder shall furnish to the Company in writing all information within its possession or knowledge required by the applicable rules and regulations of the Commission and by any applicable state securities or blue sky laws concerning Holder, the proposed method of sale or other disposition of the shares of Common Stock being sold by Holder in such offering, and the identity of and compensation to be paid to any proposed underwriter or underwriters to be employed in connection with such offering.

      4. Costs and Expenses. The Company shall pay all costs and expenses in connection with the Registration; provided, however, that Holder shall bear the fees and expenses of their own counsel and accountants and any selling expenses relating to Registrable Shares registered on behalf of Holder in connection with such offering, including without limitation, any transfer taxes, underwriting discounts or commissions.

      5. Notices. All notices and other communications must be in writing and shall be deemed to have been given on the same day when personally delivered or sent by confirmed facsimile transmission or on the next business day when delivered by receipted courier service or on the third business day when mailed with sufficient postage, certified mail, return receipt requested, to the following addresses: (a) if to the Company, to Janel World Trade, Ltd., 150-14 132nd Avenue, Jamaica, NY 11434, tel. (718) 527-3800, Attention James N. Jannello, Executive Vice President; and (b) if to Holder, at his address as provided by him in his subscription agreement, or to such other address as it may be changed from time to time on the books of the Company by written notice. Copies of all notices to the Company shall be simultaneously given to William J. Davis, Esq., Scheichet& Davis, P.C., 767 Third Avenue - 24th Floor, New York, NY 10017, fax (212) 371-7634, e-mail william@scheichetdavis.com. Each person receiving notice may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing.

      7. Governing Law. Registration Rights shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflict of laws principles. The New York state and federal courts in New York shall have jurisdiction over any and all disputes arising out of or relating to the Registration Rights.

                                   EXHIBIT B

                                                          ________________, 2005

Janel World Trade, Ltd.
150-14 132nd Avenue
Jamaica, NY 11434

         Re: Lock-Up Agreement for Shares of the $.001 Par Value Common Stock of
             Janel World Trade, Ltd. Owned by the Freight Wings Shareholder

Gentlemen:

      Pursuant to the Acquisition Agreement dated as of July 6, 2005 (the "Agreement") by and among Janel World Trade, Ltd. ("Janel"), a Nevada corporation with its principal place of business at 150-14 132nd Avenue, Jamaica, NY 11434, Jamaica, NY, Freight Wings Inc. ("Freight Wings"), a New York corporation, with its principal place of business at 550 West Merrick Road, Valley Stream, NY 11080, and Harjinder P. Singh, who resides at 97 Old House Lane, Sands Point, NY 11050, (the "Freight Wings Shareholder"), the undersigned shareholder of the Janel hereby agrees that for a period of four (4) years following the date of Closing as defined in the Agreement (the "Lock-Up Period"), and except as otherwise provided for herein, the undersigned will not, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber or dispose of (either pursuant to Rule 144 of the rules and regulations issued under the Securities Act of 1933, or otherwise) any interest in all shares of the $.01 par value common stock of Janel ("Shares") which the undersigned owns of record or beneficially as the Freight Wings Shareholder referred to in the Agreement.

      Notwithstanding the provisions of this Lock-Up Agreement, the undersigned shall have the right to transfer Shares to family trusts and registered charities provided that those transferred Shares (the "Transferred Shares") remain subject to restriction from further sale, transfer or hypothecation until the expiration of the Lock-Up Period.

      In order to enable effective enforcement the provisions of this Lock-Up Agreement, the undersigned hereby consents to the placing of appropriate restrictive legends and stop-transfer instructions with the transfer agent of Janel's securities with respect to the Shares subject to this Lock-Up Agreement.

      This Lock-Up Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to choice of law or conflict of laws principles.

                                                      --------------------------
                                                      Harjinder P. Singh

                                    EXHIBIT C

                             UNCONDITIONAL GUARANTY


As inducement to and in consideration of Janel World Trade, Ltd, a Nevada corporation ("Janel"), entering into an agreement dated July 6, 2005 (the "Agreement") between and among Janel, Freight Wings, Inc. ("Freight Wings"), a New York corporation, and Harjinder P. Singh, who resides at 97 Old House Lane Sands Point, NY 11050 (collectively the "Seller") pursuant to which the Seller is selling Freight Wings to Janel in a stock-for-stock exchange of Freight Wings shares of its common stock for shares of Janel common stock as described in the Agreement, Harjinder P. Singh (the "Guarantor") hereby guarantees all representations, warrantees, covenants, conditions, agreements and the prompt and timely performance of all other obligations of the Seller under the Agreement in accordance with the terms thereof and all amendments, modifications, renewals and extensions thereof and changes therein (collectively the "Obligations") up to the sum of one million dollars ($1,000,000.00).

      1. Before proceeding hereunder against the Guarantor, Janel is not required to: (a) proceed against the Seller or any Guarantor or party whether a party to this guaranty or otherwise; (b) proceed against or exhaust any security securing the Obligations; or (c) pursue any other remedy whatsoever.

      2. The Guarantor shall not have any right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of Janel against the Seller or any security now or hereafter held by Janel until all Obligations have been performed or paid in full.

      3. This guaranty is binding upon the successors and assigns of the Guarantor.

      4. The obligations of the Guarantor hereunder shall constitute a present and continuing guaranty of performance and payment, and not of collect ability only, shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense the Guarantor may at any time have against Janel or any other person, and shall remain in full force and effect without regard to any event whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or shall have consented thereto), including without limitation:

            (a) Any  extensions,  renewals  or  changes  in the  Agreement,  any assignment or transfer of any part thereof, any renewal, extension or modification of or in the terms of payment provided in the Obligations or the granting of time in respect of the performance or payment thereof, or any furnishing or acceptance of security or any release of any security so furnished or accepted for the Obligations;

            (b) Any waiver, consent, extension, forbearance or other action or inaction under or in respect of this guaranty or the Obligations, or any exercise of or failure to exercise any right, remedy or power in respect hereof or thereof;

            (c) Any failure, neglect or omission of Janel to protect, in any manner, the performance or collection of the Obligations, or any portion thereof, or any security given therefore;

            (d)  Any  bankruptcy,   insolvency,   reorganization,   arrangement,
readjustment, composition, liquidation or similar proceedings with respect to the Seller or the Guarantor; or

            (e) Any default by the Seller, the Guarantor, or any invalidity of, unenforceability of, misrepresentation of, irregularity or other defect in, the Obligations or this guaranty.

      5. The Guarantors agree to pay all reasonable fees and expenses, including but not limited to reasonable attorney fees, which may be incurred by Janel in enforcing or attempting to enforce this Guaranty, to obtain specific performance or collection of the Obligations or to enforce any agreement granting a security interest in collateral to secure performance or payment of the Obligations.

      6. This guaranty may be signed in any number of counterparts and each counterpart shall have the same force and effect as an original instrument and as if all of the signers of the aggregate counterparts had signed the same instrument.

      Dated: July 6, 2005.


                                               /s/  Harjinder P. Singh
                                               ---------------------------------
                                               Harjinder P. Singh, Guarantor

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

      On July 6, 2005, before me, the undersigned, personally appeared Harjinder
P. Singh, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or person upon behalf of which the individual acted, executed the instrument.


                                                     /s/_______________________
                                                             Notary Public

                                    EXHIBIT D

                  FORM OF FREIGHT WINGS AUDITORS COMFORT LETTER


Janel World Trade, Ltd.
150-14 132nd Avenue
Jamaica, NY 11434

                             Re: Freight Wings Inc.

      We are independent accountants with respect to the Company within the meaning of the Securities Act of 1933 (the "Act") and the applicable Rules and Regulations of the Securities and Exchange Commission ("SEC").

      It is our opinion that the audited financial statements of the Company provided to Janel World Trade, Ltd. ("Janel") pursuant to the Acquisition Agreement between them dated July 6, 2005 comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Janel may rely upon our opinion of with respect to those financial statements and supporting schedules.

      On the basis of a limited review, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholder and board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to our attention which would lead us to believe that (A) the unaudited financial statements, if any, of the Company provided to Janel do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company provided to Janel, or
(B) at a specified date not more than five (5) days prior to the Closing, there has been any change in the capital stock or debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the most recent audited balance sheet provided to Janel, other than as set forth in or contemplated by the Acquisition Agreement.

      We have also carried out certain specified procedures, not constituting an audit, with respect to the Company's pro forma financial information provided to Janel and that nothing has come to our attention as a result of such procedures that caused us to believe such unaudited pro forma financial information does not comply in form in all respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information.

      We have not brought to the attention of any of the Company's management any "weakness," as defined in Statement of Auditing Standard No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in any of the Company's internal controls. Nothing has come to our attention which, in our judgment, would indicate that there have been any events, transactions or changes in accounting principles which would have a material effect upon, or require mention with respect to the financial statements of the Company as of December 31, 2004 and 2003 and for the years then ended.


                                Very Truly Yours

                                    EXHIBIT E

                             Janel World Trade, Ltd.
                               150-14 132nd Avenue
                             Jamaica, New York 11434
                       Tel. 718.527.3800 Fax. 718.527.1689

                                                           _____________, 2005

Harjinder P. Singh
97 Old House Lane
Sands Point, New York 11050

                            Re: Employment Agreement

Dear Mr. Singh:

      This letter will serve to confirm the terms of the employment agreement (the "Agreement") between yourself and Janel World Trade, Ltd., a Nevada corporation, ("Janel") regarding your engagement as a sales manager with respect to the business generated for Janel by the operations of Freight Wings, Inc. ("Freight Wings"), a New York corporation, as a wholly-owned subsidiary of Janel.

      1. Term. Your employment under this Agreement shall be for a term commencing as of the closing date of Janel's acquisition of all of the issued and outstanding shares of Freight Wings common stock (the "Closing"), and concluding as of the date that the business of customers of Freight Wings is no longer exclusively provided to Janel, subject to the provisions of Section 7

      2. Duties. You have agreed to bring to Janel, exclusively, your entire book of business for service and handling, which includes all current customers and prospective customers of Freight Wings during the term of this Agreement. Your duties shall consist of soliciting, marketing, advertising and referring all such business and customers, cooperating with Janel with respect to integrating those customers provided by Freight Wings into Janel's operations, and informing Janel of all of your business activities on its behalf or with respect to each such customer.

      You agree to fully disclose to Janel for its approval in advance, all payment terms and schedules being provided to customers on a regular basis and will supply Janel, on a current basis, all information concerning customers, potential customers, the status of customer negotiations, contracts and orders. Janel has reviewed the payment terms and fees for all Freight Wings clients and agrees to handle their business at the same fee schedule for a period of at least two years from the date of this Agreement. Janel will not propose or discuss a fee increase with any clients of Freight Wings without first obtaining the prior written consent of Freight Wings, and you will not offer any discounts to customers without prior approval from Janel. Janel will provide services to the clients of Freight Wings' in a professional manner, designating employees of Janel who are adequately qualified and able to provide the services contemplated hereunder.

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

      3. Best Efforts. You agree to devote your best efforts, attention, energy and skill to the Freight Wings business of Janel. You will use your best efforts to establish and maintain customer relations, satisfaction and retention by performing your business and sales functions to the best of your ability and providing premium service, which includes, but is not limited to, maintaining regular contact, inviting customers to events, if applicable, maintaining customer contact and information lists, and providing service reports and price schedules.

      4. Commission. You will receive a commission with respect to the sales generated by the Freight Wings business operated by Janel after the Closing (the "Monthly Commission") based upon "Net Sales." The Monthly Commission is paid in lieu of all other compensation, auto expenses, travel and entertainment expenses, medical insurance coverage and all other benefits or expense reimbursement of every type and description. Net Sales will be determined for each file or transaction and shall be defined to mean the net revenues generated from the file or transaction after the deduction of all out-of-pocket expenses, including but not limited to actual freight charges paid, duties paid, trucking costs paid, bond costs paid and any other expenses of Janel in connection with or relating to each such file or transaction. No allowance or deduction shall be made for general and administrative expenses, overhead expenses, salaries or any other indirect expenses, other than expenses representing actual payment obligations related to the file or transaction at issue.

      The Monthly Commission will consist of the first $4,166 of Net Sales paid by the Freight Wings customers during that month, and 40% of the balance of Net Sales remaining after payment of the first $4,166.67. The Monthly Commission shall be calculated as of the close of business on the last day of each month. On the fifteenth (15th) day of the following month, Janel will give you a statement listing the invoices for which payment was received by Janel from the Freight Wings customers during the prior month from all accounts, together with payment of the resulting Monthly Commission. Within one week of receiving the statement, you will review and confirm to Janel in writing the accuracy of the information therein and the parties will promptly resolve any differences. Should you fail to notify Janel of inaccuracies in the statement within one week after receipt, the statement and payment provided to you will be conclusive. No Monthly Commission will be paid on any uncollected accounts.

      5. Representations, Warranties and Covenants of Janel. Janel represents, warrants, covenants and agrees with Freight Wings as follows.

            (a) Janel is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to enter into this Agreement and perform its obligations.

            (b) This Agreement has been duly and validly authorized, executed and delivered on behalf of Janel and is the valid, binding and enforceable obligation of Janel in accordance with its terms.

            (c) No authorization, approval, consent or license of any regulatory party or authority is required for the valid authorization, execution and delivery of this Agreement or, if so required, all such authorizations, approvals, consents or licenses have been obtained and are in full force and effect.

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

      6. Representations, Warranties and Covenants of Harjinder P. Singh. You hereby represent, warrant, covenant and agree with Janel as follows.

            (a) You have not been engaged by any other person to provide the services called for in this Agreement, and have full power and authority to enter into this Agreement and perform its obligations.

            (b) Your execution of this Agreement and subsequent employment with Janel does not and will not conflict with any obligations that you have to any former employers, any other individual, corporation, partnership, association, company, trust or any other entity or organization, including any instrumentality of any government.

      7. Termination of Employment.

            (a) Termination for Cause. The Company may terminate your employment at any time for Cause (a termination for "Cause") without further obligation to you immediately upon giving you notice of such termination. For the purposes of this Agreement, "Cause" shall mean:

            (1) your failure to follow the directions of the Board of Directors of Janel or appropriate officers of Janel, provided such directions are reasonable, lawful and are not materially inconsistent with any of your stated duties or responsibilities under this Agreement, which is not cured within five
(5) business days following delivery of written notice of the Cause;

            (2) your violation of any lawful policy of Janel that has been disclosed to you, which is not cured within five (5) business days following delivery written notice of the cause;

            (3) your commission of an act of dishonesty, gross incompetence or intentional or willful misconduct, which act occurs in the course of your performance of your duties as an employee, which is not cured within five (5) business days following delivery written notice of the cause; or

            (4) your commission of any act of fraud, misappropriation or embezzlement, or your conviction for a felony under Federal, State or Local laws.

            (b) Involuntary Termination.

      (1) Janel may terminate your employment due to your nonperformance of your duties by reason of Incapacity, if such nonperformance continues for at least 180 days in any 365 day period. The term "Incapacity" shall mean any material physical, mental or other disability rendering you incapable of substantially performing his services hereunder. In the event of any dispute between you and Janel as to whether you are incapacitated, the determination of whether you are incapacitated shall be made by an independent physician selected by Janel (and reasonably acceptable to you) and the decision of such physician shall be binding.

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

      (2) In addition, your employment shall terminate automatically upon your death at any time during the term of this Agreement.

            (c) Rights on Termination.

      (1) Termination for Cause. If your employment is terminated for Cause, Janel shall pay the Monthly Commission to you or your estate, as the case may be, until such time as the business of customers of Freight Wings is no longer exclusively provided to Janel.

      (2) Involuntary Termination. If your employment is terminated pursuant to an Involuntary Termination, Janel shall pay the Monthly Commission to you or your estate, as the case may be, until such time as the business of customers of Freight Wings is no longer exclusively provided to Janel.

      (3) Limitation of Claims. Upon the termination of your employment, neither you nor your estate shall have any rights or claims against Janel under this Agreement other than the rights or claims expressly provided by this Section 7. You hereby waive, to the extent permitted by law, all other rights and claims you or your estate now has or may have at law or in equity against Janel and its officers, directors, employees and agents for any reason.

      Upon any termination of this Agreement or your services hereunder, the party's respective rights and remedies, obligations and restrictions, pursuant to Paragraphs 7, 8, 9, 11, 15, 17 and 18 shall remain in full force and effect.

      8. Non-Disclosure of Confidential Information. "Confidential Information" means any and all trade secrets and other intellectual property, proprietary and other information, in any form, relating to Janel or its affiliates, directors, officers, or employees, other than information which is in the public domain other than as a result of a willful or negligent act or omission or any breach of the provisions of this Agreement, including, but not limited to, information relating to the development, identity and description customers, operations, pricing, prospects, marketing, finances, business proposals, and all other aspects of Janel's or its affiliates' business. You have received or will receive Janel Confidential Information as a result of your dealings with Janel and its officers, directors, accountants, attorneys, advisors, representatives and customers. Accordingly, you agree not to, directly or indirectly, at any time and in any way, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever. You shall use your best efforts and exercise the utmost diligence to protect and safeguard all Confidential Information.

      9. Ownership of Proprietary Information. Janel is, and shall remain during the term of this Agreement and thereafter, the sole and exclusive owner of all of its Confidential Information.

      10. Non-Compete and Non-Solicitation. You agree that while you are employed by Janel, and in any event until the end of the term of this Agreement, you will not, directly or indirectly (a) offer or provide any business services to any other person or entity or (b) participate in, own, manage, operate, or control any business which is in competition with Janel or its affiliates. Notwithstanding the foregoing, you and your affiliates may own collectively no more than four and nine tenths percent (4.9%) of the issued and outstanding capital stock of any publicly traded company. Moreover, you shall not, directly or indirectly, cause any person or entity to (i) solicit for services or employ any person or entity employed or engaged by Janel or its subsidiaries, or (ii) call on or solicit any person or entity that was or is a customer of Janel or its subsidiaries for business or for the purchase of goods or services in competition with the business of Janel.

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

      11. Irreparable Harm. It is our mutual intent that the restrictions contained in the Non-Disclosure and Non-Compete paragraphs herein will be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. You agree that the restrictions contained herein are reasonably necessary for the protection of Janel, that Janel would be irreparably harmed by any breach or threatened breach of these restrictions, that monetary damages alone would not be adequate, and that Janel would be entitled, in addition to any and all remedies at law, and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief. You also agree that, if any one or more of these restrictions are held by a court to be invalid or unenforceable for any reason, the provisions will be construed by limiting and reducing them so as to be enforceable to the greatest extent permissible.

      12. No Representations. Neither of the parties to this Agreement, their respective affiliates, or their directors, officers, or employees, or any other person or entity has made any representations or warranties other than as expressly set forth and designated in this Agreement as such, except for the representations, warranties, covenants and agreements contained in the July 6, 2005 Acquisition Agreement between and among Janel, Freight Wings and yourself, which shall remain unimpaired by the provisions of this Agreement.

      13. Assignment. You shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Janel.

      14. Binding Effect. This Agreement is binding upon the parties hereto and their respective successors, assigns, heirs, executors or administrators.

      15. Entire Agreement; Waivers; Severability. This Agreement contains the entire understanding of the parties and no waiver or modification of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged with such waiver. You have agreed that you hereby waive any and all medical insurance or reimbursement coverage which may be provided by Janel to its employees. No waiver of any breach of this Agreement shall be deemed a waiver of any subsequent breach or of a breach of any other provision of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall not be affected.

      16. Headings. The headings of the paragraphs herein are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

      17. Governing Law; Jurisdiction. The provisions of this Agreement shall in all respects be construed and governed by the laws of the State of New York applicable to agreements entirely made and performed in New York. You irrevocably and unconditionally submit to the exclusive jurisdiction for any action, suit or proceeding relating to this Agreement of the courts of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum.

      18. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given, effective upon receipt, if mailed or transmitted by any confirmed standard form of personal delivery, mail, courier, fax or e-mail to the parties at their respective addresses as set forth on this Agreement or as subsequently designated by them in writing. Copies of all notices shall be simultaneously delivered to (a) William J. Davis, Esq., Scheichet & Davis, P.C., 767 Third Avenue - 24th Floor, New York, NY 10017, fax (212) 371-7634, e-mail william@scheichetdavis.com and (b) Indie K. Singh, Esq., 97 Old House Lane, Sands Point, NY 11050, Fax (516) 568-2982, e-mail indiesingh@aol.com

      19. Counterparts. This Agreement may be executed in any number of counterparts, including confirmed fax transmission, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

      If this letter conforms with your understanding of the Agreement it evidences between you and Janel, please so indicate by signing the enclosed copy where indicated below and returning it to me immediately.

                                               Very truly yours,

                                               Janel World Trade, Ltd.


                                               By:  ____________________________
                                                    James N. Jannello, President
Accepted and Agreed:


-----------------------
Harjinder P. Singh





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